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                                                                    EXHIBIT 21.1


                              LIST OF SUBSIDIARIES

         CPC of America, Inc. has the following subsidiaries:


                                                           Percentage Ownership
                        Name                              Held by CPC of America
                        ----                              ----------------------

      CPCA 2000, Inc., a Nevada corporation                       100.0%
      HeartMed, Inc., a Nevada corporation                        100.0%
      Med Enclosure, LLC, a Nevada limited partnership            100.0%
      Med Close Corp, a Nevada corporation                        100.0%